Exhibit 1(b)

                                                                         DRAFT
                                                                       1/13/94





                         ELIZABETHTOWN WATER COMPANY

                        _____________________________


                                 FORM OF BID



                                                              _______ __, 199_



ELIZABETHTOWN WATER COMPANY
c/o WINTHROP, STIMSON, PUTNAM & ROBERTS
One Battery Park Plaza
34th Floor
New York, N.Y.  10004

Ladies and Gentlemen:

          Referring to the Statement of Terms and Conditions Relating to Bids (the "Terms and Conditions") for the purchase of _______ shares of a new series of Cumulative Preferred Stock_____, $___ par value ("Preferred Stock") of Elizabethtown Water Company (the "Company"), the several persons, firms and corporations named in Exhibit A hereto (the "Bidders") submit herewith the following bid for the purchase of the Preferred Stock:

          SECTION 1. The dividend rate per annum of the Preferred Stock shall be $___ per share (which shall be a multiple of $.05).

          SECTION 2. The price to be paid to the Company for the Preferred Stock, shall be the par value ($____) per share.

          SECTION 3. The compensation to be paid by the Company to the purchaser or purchasers shall be $____ per share.

          SECTION 4. The "cost of money" resulting from the dividend rate, price and purchasers' compensation set forth above is $_______ per share. This cost of money is provided for informational purposes only; the Company's calculation of "cost of money" shall prevail.

          SECTION 5. If this bid shall be accepted by the Company, the Bidders (acting through the undersigned) will, prior to the completion by the Company of the form of acceptance set forth below, supply to the Company for inclusion in Exhibit A hereto (if not already included therein) the respective number of shares of Preferred Stock to be purchased severally by each such Bidder, such numbers of shares to aggregate _______ shares.

          SECTION 6. Each of the Bidders agrees, in consideration of the agreements of the Company set forth in the Terms and Conditions, that: (a) its offer included in this bid shall be irrevocable until 2:00 P.M., New York Time, on the date fixed for the presentation hereof, unless sooner rejected by the Company, and (b) if this bid shall be accepted, the Purchase Agreement attached hereto as Exhibit B shall thereupon become effective without any separate execution thereof and shall constitute the agreement between the Company and the Bidders and, upon the performance by the Representative of its obligations under Section 3 of the Terms and Conditions, all rights of the Company and of the Bidders shall be determined solely in accordance with the terms thereof, subject, however, to such modifications therein as may be necessary and as are contemplated by the Terms and Conditions.

          SECTION 7. This bid shall be deemed to have been rejected by the Company unless it shall have been accepted by the Company by 2:00 P.M., New York Time, on the date fixed for the presentation hereof.

          SECTION 8. The undersigned acknowledges on behalf of each Bidder that each Bidder has received a copy of the Terms and Conditions and of the draft prospectus relating to the Preferred Stock.

          SECTION 9. The undersigned represents and warrants that it has been and is fully authorized by all of the Bidders to submit this bid upon their behalf and to act for each of the Bidders in respect of the matters referred to in this bid and in said Purchase Agreement.

                         Very truly yours,



                         __________________________________

                         By________________________________

                         On behalf of and as Representative(s) of the persons, firms and corporations named in Exhibit A hereto.


ACCEPTED:


  ELIZABETHTOWN WATER COMPANY


  By__________________________



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                                                                      EXHIBIT A






 Name of Bidder                                 Number of Shares
 ---------------                                ----------------







                                                 _______________

     Total   . . . . . . . . . . . . . . .
                                                 ===============




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